Exhibit 10.10

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT is made and entered into this [__] day of [_______], (the "Agreement"), by and between GrowGeneration Corp., a Colorado corporation (the "Company," which term shall include, where appropriate, any Entity (as hereinafter defined) controlled directly or indirectly by the Company), and [__________] (the "Indemnitee"):

WHEREAS, it is essential to the Company that it be able to retain and attract as directors the most capable persons available;

WHEREAS, increased corporate litigation has subjected directors to litigation risks and expenses, and the limitations on directors and officers liability insurance have made it increasingly difficult for the Company to attract and retain such persons;

WHEREAS, the Company's Certificate of Incorporation and By-laws (as amended from time to time, the "Certificate of Incorporation" and "By-laws", respectively) require it to indemnify its directors to the fullest extent permitted by law and permit it to make other indemnification arrangements and agreements;

WHEREAS, the Company desires to provide Indemnitee with specific contractual assurance of Indemnitee's rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of the Certificate of Incorporation or By-laws or any change in the ownership of the Company or the composition of its Board of Directors);

WHEREAS, the Company intends that this Agreement provide Indemnitee with greater protection that is in addition to the protection which is provided by the Company's Certificate of Incorporation and Bylaws; and

WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in becoming or remaining a director of the Company.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1.	Definitions.

(a)          "Corporate Status" describes the status of a person who is serving or has served (i) as a director of the Company, (ii) in any capacity with respect to any employee benefit plan of the Company, or (iii) as a director, partner, trustee, officer, employee, or agent of any other Entity at the request of the Company. For purposes of subsection (iii) of this Section l(a), if Indemnitee is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary (as defined below), Indemnitee shall be deemed to be serving at the request of the Company.

(b)          "Entity" shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.

(c)          "Expenses" shall mean all fees, costs and expenses incurred by Indemnitee in connection with any Proceeding (as defined below), including, without limitation, reasonable attorneys' fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Sections 10 and 11(c) of this Agreement), reasonable fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other reasonable disbursements and expenses.

(d)          "Indemnifiable Expenses", "Indemnifiable Liabilities" and "Indemnifiable Amounts" shall have the meanings ascribed to those terms in Section 3(a) below.

(e)          "Liabilities" shall mean all judgments, damages, liabilities, losses, penalties, excise taxes, fines, amounts paid in settlement, obligations and claims of any kind.

(f)          "Proceeding" shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 10 of this Agreement to enforce Indemnitee's rights hereunder.

(g)          "Subsidiary" shall mean any corporation, partnership, limited liability company, joint venture, trust or other Entity of which the Company owns (either directly or through or together with another Subsidiary of the Company) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other Entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other Entity.

2.           Services of Indemnitee. In consideration of the Company's covenants and commitments hereunder, Indemnitee agrees to serve or continue to serve as a director of the Company faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the Certificate of Incorporation and By-laws. However, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee's service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

3.           Agreement to Indemnify. To the fullest extent permitted by Colorado law, the Company agrees to indemnify Indemnitee as follows:

(a)          Proceedings Other Than By or In the Right of the Company. Subject to the exceptions contained in Section 5(a) below, if Indemnitee was or is a party or is threatened to be made a party to, or is otherwise involved in, as a witness or otherwise, any Proceeding (other than an action by or in the right of the Company) by reason of Indemnitee's Corporate Status, Indemnitee shall be indemnified by the Company against all Expenses and Liabilities incurred, suffered or paid by Indemnitee in connection with such Proceeding (referred to herein as "Indemnifiable Expenses" and "Indemnifiable Liabilities", respectively, and collectively as "Indemnifiable Amounts").

(b)          Proceedings By or In the Right of the Company. Subject to the exceptions contained in Section 5(b) below, if Indemnitee was or is a party or is threatened to be made a party to, or is otherwise involved in, as a witness or otherwise, any Proceeding by or in the right of the Company by reason of Indemnitee's Corporate Status, Indemnitee shall be indemnified by the Company against all Indemnifiable Amounts.

(c)          Conclusive Presumption Regarding Standard of Care. In making any determination required to be made under Colorado law with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee submitted a request therefor in accordance with Section 6 of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(d)          Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided in this Section 3, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee's behalf if, by reason of Indemnitee's Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (including as a witness or otherwise) (including a Proceeding by or in the right of the Company), including, without limitation, all Liabilities arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitations that shall exist upon the Company's obligations pursuant to this Agreement shall be that (i) the Company shall not be obligated to indemnify or advance expenses to Indemnitee in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of Indemnitee except with respect to an action, suit, proceeding, claim or counterclaim brought to establish or enforce a right to indemnification or advancement of expenses under this Agreement, unless such action, suit, proceedings, claim or counterclaim was authorized or consented to by the Board of Directors of the Company and (ii) the Company shall not be obligated to make any payment to Indemnitee that is determined (consistent with the procedures, and subject to the presumptions, set forth in this Agreement) by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing to be unlawful under Colorado law.

4.	Contribution in the Event of Joint Liability.

(a)          Whether or not the indemnification provided in Section 3 hereof is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b)          Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses or Liabilities, as well as any other equitable considerations which the law may require to be considered. The relative fault of Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

(c)          The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

5.           Exceptions to Indemnification. Indemnitee shall be entitled to indemnification under Sections 3(a) and 3(b) above in all circumstances other than to the extent that any such claim, issue or matter has arisen as a result of any of the following circumstances:

(a)          Proceedings Other Than By or In the Right of the Company. If indemnification is requested under Section 3(a) on account of conduct by Indemnitee where such conduct has been determined by a final (not interlocutory) judgment or other court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing to have been knowingly fraudulent or constitute willful misconduct in connection with such specific claim, issue or matter, or, with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder.

(b)          Proceedings By or In the Right of the Company. If indemnification is requested under Section 3(b) and

(i)          it has been determined by a final (not interlocutory) judgment or other court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing that the conduct by Indemnitee to have been knowingly fraudulent or constitute willful misconduct in connection with such specific claim, issue or matter, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder; or

(ii)         it has been determined by a final (not interlocutory) judgment or other court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing that Indemnitee is liable to the Company for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law.

(c)          Insurance Proceeds. To the extent payment is actually made to the Indemnitee under a valid and collectible insurance policy in respect of Indemnifiable Amounts in connection with such specific claim, issue or matter, Indemnitee shall not be entitled to payment of lndemnifiable Amounts hereunder except as provided in Section 24 and except in respect of any excess of Indemnifiable Amounts beyond the amount of payment under such insurance; provided that the Company shall pay or reimburse all Expenses actually and reasonably incurred by Indemnitee in connection with securing such payment.

(d)          Other Limitation. No indemnity pursuant to this Agreement shall be paid by the Company if such indemnity is determined by a final (not interlocutory) judgment or other court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing to be unlawful under Colorado law.

6.           Procedure for Payment of Indemnifiable Amounts. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 3 of this Agreement and the basis for the claim. The Company shall pay such Indemnifiable Amounts to Indemnitee within thirty (30) calendar days of receipt of the request. At the request of the Company, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder. If the Company has not paid such claim pursuant to the foregoing sentence or has not deemed to have so acknowledged such entitlement pursuant to Section 12(d) below or the Company’s determination of whether to grant Indemnitee’s indemnification request shall not have been made within such thirty (30) day period, the requisite determination of entitlement to indemnification shall, subject to Section 5, nonetheless be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under Colorado law.

7.           Interpretation. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by Colorado law.

8.           Effect of Certain Resolutions. Neither the settlement or termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create a presumption that Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's action was unlawful.

9.           Agreement to Advance Expenses; Undertaking. The Company shall advance all Expenses incurred by or on behalf Indemnitee in connection with any Proceeding, including a Proceeding by or in the right of the Company, in which Indemnitee is involved by reason of such Indemnitee's Corporate Status within thirty (30) calendar days after the receipt by the Company of a written statement from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. To the extent required by Colorado law, Indemnitee hereby undertakes to repay any and all of the amount of Indemnifiable Expenses (without interest) paid to Indemnitee if and to the extent it is finally determined by a court of competent jurisdiction that Indemnitee is not entitled under this Agreement to indemnification with respect to such Expenses. This undertaking is an unlimited general obligation of Indemnitee.

10.           Procedure for Advance Payment of Expenses. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Expenses for which Indemnitee seeks an advancement under Section 9 of this Agreement, together with reasonable documentation evidencing that Indemnitee has incurred such Indemnifiable Expenses. Payment of Indemnifiable Expenses under Section 9 shall be made no later than thirty (30) calendar days after the Company's receipt of such request.

11.	Remedies of Indemnitee.

(a)          Right to Petition Court. In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Sections 3 and 6 above or a request for an advancement of Indemnifiable Expenses under Sections 9 and 10 above and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition the Court of Chancery to enforce the Company's obligations under this Agreement.

(b)          Burden of Proof. In any judicial proceeding brought under Section 11(a) above, the Company shall have the burden of proving that Indemnitee is not entitled to payment of Indemnifiable Amounts hereunder.

(c)          Expenses. The Company agrees to reimburse Indemnitee in full for any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 11(a) above, or in connection with any claim or counterclaim brought by the Company in connection therewith, whether or not Indemnitee is successful in whole or in part in connection with any such action unless finally adjudicated by the a court of the State of Colorado that such action was brought in bad faith or was frivolous.

(d)          Failure to Act Not a Defense. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 11(a) above, and shall not create a presumption that such payment or advancement is not permissible.

12.	Defense of the Underlying Proceeding.

(a)          Notice by Indemnitee. Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding which may result in the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to receive payments of Indemnifiable Amounts or advancements of Indemnifiable Expenses unless the Company's ability to defend in such Proceeding is actually and materially and adversely prejudiced thereby.

(b)          Defense by Company. Subject to the provisions of the last sentence of this Section l2(b) and of Section l2(c) below, the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to the payment of Indemnifiable Amounts hereunder with counsel reasonably acceptable to Indemnitee; provided, however that the Company shall notify Indemnitee of any such decision to defend within ten (10) calendar days of receipt of notice of any such Proceeding under Section 12(a) above. The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee or (iii) would otherwise impose any fine or obligation on Indemnitee that is not, and will not, be indemnifiable under this Agreement. This Section l2(b) shall not apply to a Proceeding brought by Indemnitee under Section 11(a) above or pursuant to Section 20 below.

(c)          Indemnitee's Right to Counsel. Notwithstanding the provisions of Section 12(b) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee's Corporate Status, (i) Indemnitee reasonably concludes that he or she may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with the position of other defendants in such Proceeding, (ii) a conflict of interest or potential conflict of interest exists between Indemnitee and the Company, or (iii) if the Company fails to assume the defense of such proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee's choice at the reasonable expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee's choice, at the reasonable expense of the Company, to represent Indemnitee in connection with any such matter.

(d)          Company Acknowledgement. To the fullest extent permitted by Colorado law, the Company’s assumption of the Proceeding in accordance with paragraph Section 12(b) above will constitute an irrevocable acknowledgement by the Company that any Indemnifiable Liabilities suffered or paid by Indemnitee and Indemnifiable Expenses by or for the account of Indemnitee actually and reasonably incurred in connection therewith are indemnifiable by the Company under Section 3 of this Agreement.

13.           Representations and Warranties of the Company. The Company hereby represents and warrants to Indemnitee as follows:

(a)          Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by all necessary corporate action of the Company.

(b)          Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally.

14.           Insurance. The Company shall use its reasonable best efforts to obtain and maintain a policy or policies of insurance with a reputable insurance company with A.M. Best ratings of “A” or better providing the Indemnitee with coverage for any Liability asserted against, or incurred by, the Indemnitee or on the Indemnitee’s behalf by reason of its Corporate Status, and to ensure the Company's performance of its indemnification obligations under this Agreement. In all policies of director and officer liability insurance obtained and/or maintained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's officers and directors, and such insurance policies shall have other coverage terms and policy limits at least as favorable to Indemnitee as the insurance coverage provided to any other director or officer of the Company.

15.           Contract Rights Not Exclusive. The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Company's Certificate of Incorporation or By-laws, or any other agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action in Indemnitee's official capacity and as to action in any other capacity as a result of Indemnitee's serving as a director of the Company. No amendment or alteration of the Company’s Certificate of Incorporation or By-laws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

16.           Successors. This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status. The Company shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

17.           Subrogation. In the event of any payment of Indemnifiable Amounts under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights. The Company shall pay or reimburse all Expenses actually and reasonably incurred by Indemnitee in connection with such subrogation. In no event, however, shall the Company or any other person have any right of recovery through subrogation against (i) Indemnitee, (ii) the Other Indemnitors (as defined below), or (iii) any insurance policy purchased or maintained by Indemnitee or the Other Indemnitors.

18.           Change in Law. To the extent that a change in Colorado law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the By-laws and this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent.

19.           Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties and the Company shall nevertheless indemnify Indemnitee if Indemnitee was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including appeals, by reason of the fact that Indemnitee is or was (whether on or prior to the date of this Agreement or thereafter) or has agreed to serve as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, from and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding, including any appeals, to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by law.

20.           Indemnitee as Plaintiff. Except as provided in Section 11(c) of this Agreement and in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to any Proceeding brought by Indemnitee against the Company, any Entity which it controls, any director or officer thereof, or any third party, unless the Board of Directors of the Company has consented to the initiation of such Proceeding. This Section shall not apply to counterclaims or affirmative defenses asserted by Indemnitee in an action brought against Indemnitee.

21.           Modifications and Waiver. Except as provided in Section 18 above with respect to changes in Colorado law which broaden the right of Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver

22.           General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile or by email and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(i)	If to Indemnitee, to:

[________________]

(ii)	If to the Company, to:

GrowGeneration Corp.

503 North Main St., Suite 740

Pueblo, CO 81003

Facsimile: [__________]

Email: [____________]

or to such other address as may have been furnished in the same manner by any party to the others.

23.           Governing Law; Consent to Jurisdiction; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without regard to its rules of conflict of laws. Each of the Company and the Indemnitee hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the state courts of the State of Colorado and the courts of the United States of America located in the State of Colorado (the " Colorado Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Colorado Courts and agrees not to plead or claim in any Colorado Court that such litigation brought therein has been brought in an inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Colorado, to appoint and maintain an agent in the State of Colorado as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Colorado. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Colorado, each such party does hereby appoint the Company, 503 N Main St, Suite 740, Pueblo, CO 81003, as such agent and each such party hereby agrees to complete all actions necessary for such appointment.

24.           Primacy of Indemnification. The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by the fund with which the Indemnitee is associated and/or other sources (collectively, the "Other Indemnitors”). The Company hereby agrees that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), and that the Company will not assert that the Indemnitee must seek expense advancement or reimbursement, or indemnification, from any Other Indemnitor before the Company must perform its expense advancement and reimbursement, and indemnification obligations, under this Agreement. No advancement or payment by the Other Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing. The Other Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery which Indemnitee would have had against the Company if the Other Indemnitors had not advanced or paid any amount to or on behalf of Indemnitee. If for any reason the a court of competent jurisdiction determines that the Other Indemnitors are not entitled to the subrogation rights described in the preceding sentence, the Other Indemnitors shall have a right of contribution by the Company to the Other Indemnitors with respect to any advance or payment by the Other Indemnitors to or on behalf of the Indemnitee.

25.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

26.           Reliance; Third Party Beneficiary. The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the Company. The Company and Indemnitee agree that each Other Indemnitor is a third party beneficiary of this Agreement.

[Signatures on the Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:
GROWGENERATION CORP, INC.

By:
Name:
Title:

INDEMNITEE:

[___________]